UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – May 6, 2024

COOPER-STANDARD HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36127	20-1945088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40300 Traditions Drive,	Northville	Michigan	48168
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CPS	New York Stock Exchange
Preferred Stock Purchase Rights	-	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry Into a Material Definitive Agreement.
On May 6, 2024, certain subsidiaries of Cooper-Standard Holdings Inc. (the “Company”), namely CS Intermediate Holdco I LLC, Cooper-Standard Automotive Inc. (“CSA”), Cooper-Standard Automotive Canada Limited (the “Canadian Borrower”, and, together with CSA, the “Borrowers”) entered into Amendment No. 4 (the “Fourth Amendment”) to the Third Amended and Restated Loan Agreement (as amended, the “Credit Agreement”) with certain lenders, Bank of America, N.A., as agent (the “Agent”), and other parties thereto.
Pursuant to the Fourth Amendment, the Credit Agreement was amended to, among other things: (1) extend the termination date for revolving commitments totaling $150 million from March 24, 2025 (the “Existing Termination Date”) to May 6, 2029; (2) provide for leverage-based interest rate margin and commitment fee step-downs; and (3) replace the Canadian BA Rate with Term CORRA as the applicable benchmark rate for all purposes under the Credit Agreement for revolving loans denominated in Canadian Dollars.
Revolving commitments totaling $30 million will terminate on the Existing Termination Date. Such commitments (1) may be made unavailable to the Borrowers through a reserve imposed by the Agent at any time within 91 days of the Existing Termination Date and (2) may be terminated or replaced by commitments from existing or new lenders by the Borrowers at any time prior to the Existing Termination Date.
The pricing step-downs will be subject to certain conditions, including the existence of a ratio of total consolidated indebtedness to consolidated EBITDA of the Company and its restricted subsidiaries of equal to or less than 3.50 to 1.00. During periods when such conditions have been met, the margin applicable to loans will be reduced by 25 basis points and the fees applicable to unused revolving commitments will be reduced by 12.5 basis points.
Item 2.02 Results of Operations and Financial Condition.
On May 6, 2024, Cooper-Standard Holdings Inc. (the “Company”) issued a press release regarding its results of operations and financial condition for the first quarter ended March 31, 2024, and will host a conference call to discuss those preliminary results on May 7, 2024 at 9 a.m. ET. The press release is furnished as Exhibit 99 hereto and incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are furnished pursuant to Item 9.01 of Form 8-K:
    Exhibit 99        Press release dated May 6, 2024
    Exhibit 104        The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Cooper-Standard Holdings Inc.

/S/ MARYANN PETERSON KANARY
Name:	MaryAnn Peterson Kanary
Title:	Senior Vice President, Chief Legal Officer and Secretary
Date: May 7, 2024